As filed with the Securities and Exchange Commission on April 16, 1998

                                              REGISTRATION NO. 333-___________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                    KSW, INC.
               (Exact Name of Issuer as specified in its charter)

       DELAWARE                                                 11-3191686
  (State of Incorporation)                        (IRS Employer Identification
                                                                Number)

                                37-16 23RD STREET
                           LONG ISLAND CITY, NY 11101
                    (Address of Principal Executive Offices)

                    CONSULTING AGREEMENT WITH ANDREW T. DWYER
                    AND EMPLOYEE COMPENSATION AGREEMENTS WITH
                      ROBERT BRUSSEL AND JAMES F. OLIVIERO
                            (Full Title of the Plans)

                                JAMES F. OLIVIERO
                                    KSW, INC.
                                37-16 23RD STREET
                           LONG ISLAND CITY, NY 11101
                             TELEPHONE 718-361-6500
                             FACSIMILE 718-361-5210
                       (NAME, ADDRESS AND TELEPHONE NUMBER
                              OF AGENT FOR SERVICE)

                               -------------------

                                    COPY TO:

                            JAMES R. TANENBAUM, ESQ.
                          STROOCK & STROOCK & LAVAN LLP
                                 180 MAIDEN LANE
                               NEW YORK, NY 10038
                             TELEPHONE: 212-806-5400
                             FACSIMILE: 212-806-6006

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
Title of                                Proposed Maximum        Proposed Maximum
Securities To        Amount to be       Offering Price          Aggregate             Amount of
be Registered        Registered (1)     Per Share (2)           Offering Price        Registration Fee
---------------------------------------------------------------------------------------------------------
Common Shares           42,000            2.81                    118,020               34.82
($.01 per value)
---------------------------------------------------------------------------------------------------------

(1) Shares registered pursuant to this Registration Statement available for issuance pursuant to the Employee Compensation
         Agreement dated March 17, 1998 between KSW, Inc. (the "Company") and
         Robert Brussel; Employee Compensation Agreement dated March 17, 1998 between the Company and James F. Oliviero; and Consulting Agreement dated January 1, 1996 between the Company and Andrew T. Dwyer, as amended.
(2) Estimated pursuant to Rules 457(c) and 457(h) solely for the purpose of calculating the amount of the registration fee, based on the average of the high and low share prices for the Common Stock on the NASDAQ
         Electronic Bulletin Board on April 14, 1998, which is within five business days prior to the date of this Registration Statement.


PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.       PLAN INFORMATION

Item 2.       REGISTRANT INFORMATION

     This Registration Statement covers 42,000 shares of the Registrant's Common Stock, $.01 par value (plus any additional shares of Common Stock that may be issued by reason of stock splits, stock dividends or similar transactions), pursuant to the Employee Compensation Agreement dated March 17, 1998 between the Company and Robert Brussel, Employee Compensation Agreement dated March 17, 1998 between the Company and James F. Oliviero; and Consulting Agreement dated January 1, 1996 between the Company and Andrew T. Dwyer, as amended.

     The documents containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428 (b) (1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in the Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act. See Rule 428 (a) (1) under the Securities Act.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

PART II

Item 3.       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company, previously filed with the Securities and Exchange Commission, are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

         2. The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997, and

         3. The description of the Registrant's Common Stock, $.01 par value (the "Shares"), which is in the Registrant's Registration Statement on Form 10, filed with the Commission pursunat to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained herein or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.       DESCRIPTION OF SECURITIES

              Not applicable.

Item 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

              Not applicable.

Item 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to authority conferred by Delaware General Corporation Law Section 102(6)(7), the Company's Restated Certificate of Incorporation contains a provision providing that no Director of the Company shall be liable to it or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may be amended. This provision is intended to eliminate the risk that a Director might incur personal liability to the Company or its stockholders for breach of the duty of care.

     Delaware General Corporation Law Section 145 contains provisions permitting, and in some situations requiring, Delaware corporations, such as the Company, to provide indemnification to their officers and Directors for losses and litigation expenses incurred in connection with their service to the corporation in those capacities. The Restated Certificate contains provisions requiring indemnification by the Company of, and advancement of expenses to, its directors and officer to the fullest extent permitted by law. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in any settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director officer in defense of any such lawsuit or proceeding.

Item 7.       EXEMPTION FROM REGISTRATION CLAIMED

              Not applicable.

Item 8.       EXHIBITS

              The following documents are being filed herewith or incorporated by reference as Exhibits to this Registration Statement:

Exhibit No.       Description

5.1               Opinion of Stroock & Stroock & Lavan LLP*

23.1              Consent of Stroock & Stroock & Lavan LLP (included within
                  Exhibit 5.1)

23.2              Consent of Marden, Harrison & Kreuter, P.C.*

24                Power of Attorney (included at page II-4)*

99.1 Employee Compensation Agreement dated March 17, 1998 between the Company and Robert Brussel*

99.2 Employee Compensation Agreement dated March 17, 1998 between the Company and James F. Oliviero*

99.3 Consulting Agreement dated January 1, 1996 between the Company and Andrew T. Dwyer, as amended*


------------------
*        Filed herewith.

Item 9.       Undertakings

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post effective amendment to this Registration Statement;

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii)    to include any material information
                                    with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of this Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                   (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Delaware General Corporation Law and the Certificate of Incorporation of the Registrant, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 16th day of April, 1998.

KSW, INC.


By: /S/ FLOYD WARKOL
     Floyd Warkol
     Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each of the undersigned hereby authorizes Floyd Warkol and Robert Brussel, and each of them, acting together or alone, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign a Registration Statement (the "Registration Statement") on Form S-8 relating to various employee and consultant compensation agreements and any and all amendments (including post-effective amendments) to the Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, acting together or alone, said attorneys-in-fact and agents, and each of them, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 16th day of April, 1998.

     SIGNATURE                                 TITLE

/s/ FLOYD WARKOL                     Chief Executive Officer, Secretary
-------------------                  Director and Chairman of the Board
  Floyd Warkol                       (Principal Executive Officer)

/s/ ROBERT BRUSSEL                   Principal Financial Officer and
--------------------                 Accounting Officer and Director
  Robert Brussel

/s/ BURTON REYER                     Director and Chief Operating Officer
--------------------
  Burton Reyer

---------------------                Director
  Armand P. D'Amato

----------------------               Director
  Daniel Spiegel

                                INDEX TO EXHIBITS


  Exhibit Number                Description


        5.1           Opinion of Stroock & Stroock & Lavan LLP*

       23.1           Consent of Stroock & Stroock & Lavan LLP(included within
                      Exhibit 5.1)

       23.2           Consent of Marden, Harrison & Kreuter, P.C.*

       24             Power of Attorney (included at page II-4)*

       99.1 Employee Compensation Agreement dated March 17, 1998 between the Company and Robert Brussel*

       99.2 Employee Compensation Agreement dated March 17, 1998 between the Company and James F. Oliviero*

       99.3 Consulting Agreement dated January 1, 1996 between the Company and Andrew T. Dwyer, as amended*

----------------------
*        Filed herewith.